Exhibit 10.4
1st Amendment to the
Amended and Restated Power Purchase Agreement
Between
Consumers Energy Company
And
Midland Cogeneration Venture Limited Partnership
     THIS AMENDMENT NO. 1 to Amended and Restated Power Purchase Agreement herein termed “Amendment No. 1,” dated as of March 1, 2010, between Consumers Energy Company, a Michigan corporation, herein called “Consumers,” and Midland Cogeneration Venture Limited Partnership, herein called “Seller.” Consumers and Seller are hereinafter sometimes referred to individually as “Party” and collectively as “Parties” where appropriate.
WITNESSETH:
WHEREAS, Consumers and Seller have entered into an Amended and Restated Power Purchase Agreement dated June 9, 2008, (the “Agreement”) and
WHEREAS, Consumers currently schedules its purchases of Commercial Energy from the MC-Facility, and
WHEREAS, Seller has a right to assume the scheduling obligations of deliveries of electric energy from the MC-Facility per Subsection 7(b) of the Agreement, and
WHEREAS, Subject to MPSC approval, Seller desires to exercise that right.
NOW, THERFORE, in consideration of the mutual covenants and agreements herein set forth, the Parties hereto agree as follows:
1.	Subsection 1(c), definition of Commercial Energy, delete the second sentence.

2.	Subsection 1(v), definition of Point of Delivery, shall, upon the effective date of Seller’s exercise of its right to schedule pursuant to Subsection 7(b), be deleted in it’s entirety and replaced with the following:
     “The billing meters used for financial settlement with MISO. The Point of Delivery for purposes of the FBT shall be the CONS.MCV.MCV Commercial Pricing Node or the successor thereof as defined by MISO.”
3.	Section 5 shall be deleted in its entirety and replaced with the following, “5. [THIS SECTION NOT USED].”.

4.	Subsection 7(b) of the Agreement shall be deleted in its entirety and replaced with the following:

“7(b) Sellers Right to Schedule

Seller shall have the right pursuant to this subparagraph to assume the scheduling obligations, consistent with the safe and prudent operation of the MC-Facility, of deliveries of electric energy from Consumers, upon prior written notice to Consumers. Upon the effective date of Seller’s exercise of the foregoing right, Subsection 7(a) shall not apply (except that the Parties shall continue to cooperate to maintain Designated Network Resource status of the MC-Facility for Consumers) and Seller shall be responsible for the charges assessed and payments made by MISO with respect to the asset owner of the Commercial Pricing Node associated with electric energy deliveries under this Agreement. The effective date of Seller’s exercise of the foregoing right shall be the fifth business day after the effective date of the 1st Amendment to this Agreement.

The following provisions shall be effective upon the effective date of Seller’s exercise of its right pursuant to this Subsection 7(b):
(i)	Seller’s obligation to schedule electric energy deliveries to Consumers shall use the same scheduling parameters with respect to offers into the MISO Day-Ahead Energy Markel (as such term is defined by MISO) that are in effect as of the date immediately preceding Seller’s notice exercising the above right. Seller may adjust these parameters based on improvements in the MISO Market or at the MC-Facility. Seller will notify Consumers of proposed changes in advance.

(ii)	Seller’s delivery of Commercial Energy under the Agreement shall be measured and effectuated by Financial Bilateral Transactions (as such term is defined by MISO, “FBT”), settled in either the Day-Ahead or Real-Time Energy Market in accordance with Operating Practice 2, between the Parties. Development of the FBT shall be based on MISO’s published Day-Ahead Energy Market or Real-Time Energy Market results as modified to reflect the MC-Facility operating constraints identified in Operating Practice 4.”
5.	Subsection 9(b), paragraph 3, shall be deleted in its entirety and replaced with the following:

“For the energy payment associated with variable expenses, Consumers shall pay Seller the sum of the hourly products of the

Commercial Energy quantity contained in the FBT Schedules and the Cost of Production determined in accordance with Exhibit B.”

6.	This Amendment shall only be effective upon the satisfactory completion of both of the following conditions;
a.	The Parties shall have obtained approval of this Amendment to the Agreement from the MPSC.

b.	MISO has received and acknowledged the Parties’ percentage change of the MC-Facility such that MISO has confirmed the Parties’ ownership of the MC-Facility reflects Seller’s sole ownership in the MISO Commercial Market.
7.	Except as expressly amended by this Amendment No. I, all terms, conditions, representations, and covenants of the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 1 to the Agreement effective as of the date above.

CONSUMERS ENERGY COMPANY

By:	/s/ W.E. Garrity
Name:	W.E. Garrity
Title:	Senior Vice President

MIDLAND COGENERATION VENTURE LIMITED PARTNERSHIP

By:	/s/ Gary B. Pasek
Name:	Gary B. Pasek
Title:	V.P., General Counsel and Secretary